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                                                                     EXHIBIT 8.1

                               RIORDAN & McKINZIE
                             300 South Grand Avenue
                         Los Angeles, California 90071

                              April 14, 1999

Total Renal Care Holdings, Inc.
21250 Hawthorne Boulevard
Torrance, California 90503-5517

  Re: Total Renal Care Holdings, Inc. on Form S-3 File No. 333-69227

Dear Ladies and Gentlemen:

  You have requested our opinion concerning material federal income tax considerations of the acquisition, ownership, conversion and disposition of 7% Convertible Subordinated Notes (the "Notes") due 2009 of Total Renal Care Holdings, Inc. (the "Issuer") issued pursuant to an indenture dated as of November 18, 1998 between the Issuer and United States Trust Company of New York, as trustee. The Notes have been registered under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on December 18, 1998 (File No. 333-69227), as amended (as amended, the "Registration Statement").

  The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are as set forth in the Registration Statement. Based on such facts, it is our opinion that the U.S. federal tax considerations set forth under the heading "U.S. Federal Tax Considerations" in the Registration Statement are accurate in all material respects. No opinion is expressed as to any matter not discussed therein.

  This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

  This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Riordan & McKinzie